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(HELLEREHRMAN ATTORNEYS LOGO)                                        EXHIBIT 5.1

May 25, 2006                                                          42667-0002

Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, NJ 08807

     RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of a total of 4,000,000 shares of common stock of the Company, $0.01 par value per share (the "Shares") reserved for issuance under the Company's 2001 Incentive Stock Plan, as amended and restated (the "Plan"). All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

     In our capacity as counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation, By-laws, as amended, resolutions of the Board of Directors of the Company, the Registration Statement and exhibits thereto and the related prospectus, the Plan and such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.

     In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties in the certificates of certain officers of the Company and upon the accuracy of the statements contained in the Registration Statement and in certificates of public officials referred to above.

     The laws covered by the opinions expressed herein are limited to (a) the federal law of the United States and (b) the Delaware General Corporations Law.

     This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether

Heller Ehrman LLP Times Square Tower 7 Times Square New York, NY 10036-6524 www.hellerehrman.com

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(HELLEREHRMAN ATTORNEYS LOGO)                        Enzon Pharmaceuticals, Inc.
                                                                          Page 2


the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the applicable Plan, (iii) the Company receives the full consideration for the Shares as stated in the applicable Plan, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the applicable Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

     This is a legal opinion only and not a guaranty or warranty of the matters discussed herein. It is understood that this opinion speaks as of the date given and is limited to the laws in effect as of the date hereof and we undertake no obligation to update this opinion (including, without limitation, by reason of any events or circumstances, including changes in law, occurring) or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or the prospectus.

                                        Very truly yours,

                                        /s/ Heller Ehrman LLP
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                                        Heller Ehrman LLP